UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 6, 2006
NATIONAL CITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10074	34-1111088

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of Principal Executive Offices)	(Zip Code)
(216) 222-2000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 6, 2006, National City Corporation (“National City”) entered into a Release and Separation Agreement (“Agreement”) with John D. Gellhausen, an Executive Vice President of National City (“Executive”). The material terms of the Agreement are as follows:
•	Executive’s last day of work will be January 5, 2007 (the “Separation Date”)

•	National City will pay Executive lump-sum payments totaling $490,546 and will pay bi-monthly salary continuation payments of $15,667 beginning six months after the Separation Date and ending on the later of (i) the first anniversary of the Separation Date or (ii) the time Executive accepts any form of employment, not to go beyond the second anniversary of the Separation Date

•	National City will pay Executive a lump-sum payment of $376,000 in lieu of any payments pursuant to the Management Incentive Plan for Senior Officers

•	National City will pay Executive lump-sum payments totaling $752,000 in lieu of all plan cycle awards under the Long-Term Cash and Equity Incentive Plan

•	Executive rights and any balances maintained under the Supplemental Cash Balance Pension Plan will terminate and be forfeited as of the Separation Date

•	Transferability restrictions on 21,996 shares of restricted stock grants will terminate, and all other non-vested restricted stock grants or portions of grants will be forfeited in accordance with their terms

•	The Agreement terminates the severance agreement with Executive as of the Separation Date

•	Executive will release and waive all rights and claims against National City arising out of his employment and the termination of his employment and agrees to certain business protection stipulations in favor of National City
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired: Not applicable
(b) Pro Forma Financial Information: Not applicable
(c) Shell Company Transactions: Not applicable
(d) Exhibits: Not applicable
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation
(Registrant)

Dated: September 6, 2006	By:	/s/ Carlton E. Langer
Carlton E. Langer, Vice President
and Assistant Secretary

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